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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 2, 2004 Date of Report (Date of earliest event reported)
Valmont Industries, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-31429 (Commission File Number)	47-0351813 (IRS Employer Identification No.)
One Valmont Plaza, Omaha, Nebraska (Address of principal executive offices)		68154 (Zip Code)
(Registrant's telephone number, including area code) (402) 963-1000

ITEM 5.    OTHER EVENT.

        On May 4, 2004 Valmont Industries, Inc. issued $150 million of its 6 7/8% Senior Subordinated Notes in a private offering. Valmont will file a registration statement on Form S-4 in connection with an exchange offer of the notes for notes registered under the Securities Act of 1933. Because the notes are guaranteed by certain of Valmont's subsidiaries, Valmont is filing this Current Report on Form 8-K, which will be incorporated by reference in the Form S-4, to set forth in Exhibit 99.1 the consolidated financial statements for Valmont, its guarantor subsidiaries and its non-guarantor subsidiaries in accordance with Rule 3-10 of Regulation S-X.

        Exhibit 99.1 also includes the reclassification of segment information in Note 17 as a consequence of Valmont's change of methodology in the first quarter of fiscal 2004 regarding how net corporate expense is reported in segment reporting. Starting in 2004, net corporate expense is reported separately rather than allocating net corporate expense to the respective operating segments as Valmont believes this provides for better operating reporting of its segment results.

        Except for the new financial information within Note 19, and the reclassification of segment information in Note 17, no other information in Exhibit 99.1 has been changed from the company's consolidated financial statements previously filed with Valmont's Annual Report on Form 10-K for the fiscal year ended December 27, 2003 ("2003 Form 10-K").

        Valmont is also filing as Exhibit 99.2, the Management Discussion and Analysis of Financial Condition and Results of Operation for the period covered by the consolidated financial statements presented in Exhibit 99.1. Except for new information as a consequence of the reclassification of the segment information in Note 17, no other information in Exhibit 99.2 has been changed from the Management Discussion and Analysis of Financial Condition and Results of Operation previously filed with the 2003 Form 10-K

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)
Exhibits

23.1	Consent of Deloitte & Touche LLP
99.1	Consolidated Financial Statements as of and for the year ended December 27, 2003.
99.2	Management Discussion and Analysis of Financial Condition and Results of Operations

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALMONT INDUSTRIES, INC.
August 2, 2004	By:	/s/ TERRY J. MCCLAIN
	Name:	Terry J. McClain
	Title:	Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description	Page
23.1	Consent of Deloitte & Touche LLP
99.1	Consolidated Financial Statements as of and for the year ended December 27, 2003.
99.2	Management Discussion and Analysis of Financial Condition and Results of Operations

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  ITEM 5. OTHER EVENT.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX